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                                                                  Exhibit No. 14







                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated October 17, 2000 with respect to PaineWebber Growth and Income Fund and September 22, 2000 with respect to PACE Large Company Value Equity Investments in this Registration Statement on Form N-14 of PaineWebber PACE Select Advisors Trust.


                                                     /s/ ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP


New York, New York
November 29, 2000